UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

On May 23, 2024, HOOKIPA Pharma Inc. (the “Company”) issued a press release entitled “HOOKIPA Pharma Announces Positive Clinical Data to be Presented at the American Society for Clinical Oncology 2024 Annual Meeting.” A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 23, 2024, the Company announced updated results from its Phase 1/2 clinical trial of HB-200 for the treatment of human papillomavirus 16 positive (HPV16+) head and neck cancers, clinical data from an investigator initiated trial of neoadjuvant HB-200 plus chemotherapy for the treatment of patients with non-metastatic HPV16+ oropharyngeal cancers, and preclinical data for HB-700 designed to treat KRAS-mutated lung, colorectal, pancreatic and other cancers.

HB-200 in combination with pembrolizumab:

Updated data as of January 12, 2024, included 42 first line patients with HPV16+, PD-L1 positive, recurrent or metastatic head and neck squamous cell carcinoma. Median follow-up time was 5.6 months.

HB-200 + pembrolizumab were generally well tolerated. Grade ≥3 treatment-related adverse events (TRAEs) were reported in 6 (14%) patients, serious TRAEs were reported in 3 (7%) patients, and TRAEs leading to treatment discontinuation were reported in 2 (5%) patients. No treatment-related death were reported.

Among 35 evaluable patients—those with ≥ 1 post-baseline tumor response assessment—3 confirmed complete responses, 9 confirmed partial responses, and 3 unconfirmed partial responses were observed. Notably, among patients with PD-L1 CPS ≥20 (N=17), objective response rate, based on confirmed responses, was 53%, complete response rate was 18%, and disease control rate was 82%.

HB-200 plus chemotherapy (neoadjuvant setting):

In an Investigator Initiated Trial (IIT), led by Dr. Ari Rosenberg of the University of Chicago Department of Medicine, of neoadjuvant HB-200 plus chemotherapy for the treatment of patients with non-metastatic HPV16+ oropharyngeal cancers, twenty-one patients with HPV16+ oropharyngeal cancers were enrolled and treated across multiple cohorts and dose levels. All patients completed neoadjuvant HB-200/chemotherapy and response-stratified locoregional treatment. Deep responses following HB-200/chemotherapy were observed in 17/21 (81%) patients, and in 14/15 (93%) patients treated with higher dose levels 1 or 2. All three patients who underwent transoral robotic surgery (TORS) had no viable tumor at time of surgery. Two patients (9%) had persistent disease following chemoradiotherapy and underwent salvage surgery with no evidence of disease at last follow-up.

HB-700 preclinical data:

A transgene cassette consisting of peptide stretches including KRAS mutations G12D, G12V, G12C, G12R and G13D was generated by in silico aided antigen design. KRAS mutation specific CD8+ T cell expansion was evaluated in HLA transgenic mice treated with HB-700 and functionality of induced CD8+ T cells was evaluated by assessing CD8+ T cell mediated killing of mutant KRAS peptide loaded target cells in vivo.

All treatment regimens were well tolerated, and no mortalities or major adverse events were observed. The results indicate efficient induction of KRAS mutation specific T cell responses in HLA transgenic mice. Expanded CD8+ T cells were capable of killing cells loaded with KRAS mutation specific peptides in vivo indicating functionality of the induced T cell responses. No specific cytotoxicity towards target cells pulsed with KRAS wild type peptides was observed in any of the groups.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Joern Aldag
	Name:	Joern Aldag
	Title:	Chief Executive Officer